EXHIBIT 99.1

Press Release

INNOVATIVE INCREASES REVENUES 90%

IN THE SECOND QUARTER

Largo, FL—October 23, 2003—Innovative Companies, Inc. (NASDAQ:GORX) today announced record consolidated revenues for the second fiscal quarter ended September 30, 2003 increasing approximately 90% to approximately $6.1 million as compared to approximately $3.2 million for the second fiscal quarter ended September 30, 2002. For the six months ended September 30, 2003, consolidated revenues were approximately $10.2 million as compared to approximately $7.6 million for the corresponding six-month period ended September 30, 2002 representing a 34% increase.

The company plans on filing and publishing complete quarterly results on or before November 13, 2003.

Innovative Companies, Inc. manufactures, packages and distributes high quality, private label dietary supplements, over-the-counter drugs, and health and beauty care products for companies worldwide. Innovative’s subsidiary, Breakthrough Engineered Nutrition, Inc., has its branded high protein, zero carbohydrate product line, Lean Protein, its newest line, CarbSlim, a sugar-free, low carbohydrate candy line and its branded energy drink line, Thermo ZXE. Through these product lines, the Company will continue to add a wide variety of high protein, zero and low carbohydrate products in addition to other energy products. For more about Innovative, go to our websites at www.onlineihp.com and www.leanprotein.com.

This press release contains certain forward-looking statements, including those regarding the company and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the company’s management as of the date hereof, and actual results may vary based upon future events, both within and without management’s control. Financial results are prepared in accordance with U.S. generally accepted accounting principles

SAFE HARBOR PROVISIONS

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Innovative Companies, Inc. (the “Company”), as well as those contained herein, that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward looking statements include without limitation statements regarding: (a) the Company’s growth and business expansion, including future acquisitions; (b) the Company’s financing plans; (c) trends affecting the Company’s financial condition or results of operations; (d) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company’s ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care and nutraceutical industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company’s technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) its customers’ willingness to accept its Internet platform in the future. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business,” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in this Form 10-KSB as of and for the year ended March 31, 2003 which was filed on June 30, 2003. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this advertisement are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission

Contact:

Innovative Companies, Inc.

Carol Dore-Falcone (727) 544-8866 Ext. 244

Fax: (727) 544-4386